EXHIBIT 99.1
SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made effective October 27, 2005, between and among American Realty Equities, Inc., a Nevada corporation (“American”), Capital Center Associates, L.L.C., a Michigan limited liability company (“Capital Center”), L/M Associates, LLC, a Michigan Limited Liability Company (“L/M”), Max A. Coon (“Coon”), and Maxco, Inc., a Michigan corporation (“Maxco”). (American, Capital Center, L/M, Coon and Maxco are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party”).

RECITALS

A.
On or about December 28, 2004, American purchased the interest of Charter One Bank, N.A. (f/k/a First Federal of Michigan) as lender in that certain Promissory Note dated February 20, 2001, and related loan documents, executed and delivered by Capital Center, as borrower, in the original principal amount of $10,440,000 or such sums as were actually advanced by Charter One Bank, N.A. or American from time to time (“Note”) and all documents evidencing and securing the loan represented by the Note, and all rights arising thereunder, including without limitation the Construction Mortgage dated February 20, 2001 and executed by Capital Center (“Mortgage”) and the Guaranty executed February 20, 2001 (“Guaranty”) and executed by Coon, Rodney Robinson (“Robinson”) and Leon Nilson (“Nilson”), hereinafter collectively referred to as the “Loan”and/or“Loan Documents.”

B.
The Loan Documents evidence a secured loan from Charter One Bank, N.A. to Capital Center relative to the real property and improvements located at 110 West Michigan Avenue, Lansing, Michigan (the “Property”).

C.	L/M is the majority owner of Capital Center. Maxco is a 50% owner of L/M.

D.	Capital Center was and is in default of the Promissory Note as of December 28, 2004.

E.
In lieu of American exercising its statutory and other rights to collect the rents on the Property, on February 1, 2005, American and Capital Center entered into an Assignment Agreement, whereby, among other things, American has been collecting the rents on the Property (“Rent Assignment Agreement”).

F.
On or about March 7, 2005, American commenced an action against Capital Center to foreclose the Construction Mortgage in the 30th Judicial Circuit Court for Ingham County, Michigan, File No. 05-308 (“Foreclosure Litigation”), and an action to enforce the Guaranty against Coon and the other guarantors in the 30th Judicial Circuit Court for Ingham County, Michigan, File No. 05-282 (“Guaranty Litigation”). The foregoing actions may hereinafter be collectively referred to as the “Litigation.”

G.
Subsequent to filing the above referenced actions, American paid all delinquent taxes, penalties and interest applicable to the Property for tax years 2001 through 2004, totaling $1,481,232.81, which sum became part of the indebtedness owing under the Loan Documents.

H.
Without admitting any liability or fault, and to avoid the expense and uncertainties of litigation, the Parties wish to settle the Litigation and all rights and obligations under the Loan Documents as provided by this Agreement.

I.
The Parties intend that to the extent it is reasonable and practical, they shall attempt to satisfy the amounts owed under this Agreement first from the sale of the Property, second from L/M assets, third from Maxco assets, and finally from Coon’s assets.

J.	L/M and Maxco admit and agree that they are legally obligated to pay for any debt or personal liability of Coon to American arising out of the Guaranty, the Litigation and/or this Agreement.

K.
L/M and Maxco join this Agreement (a) to preserve Capital Center’s assets, in which they each have an interest; (b) in consideration for Coon’s partial loan guaranty for the benefit of L/M, Maxco and Capital Center; and (c) in order to limit their liability to Coon arising out of Coon’s partial loan guaranty to American for the benefit of L/M, Maxco and Capital Center.

NOW, THEREFORE, the parties agree as follows:

SETTLEMENT AGREEMENT

The parties agree to settle the Litigation and all claims that could have been brought as follows:

1.
Settlement Amount. The Parties agree that, in full satisfaction of any claim against Capital Center, Coon, Maxco, or L/M, under the Guaranty, the Loan Documents, and the Litigation, American shall be paid the Settlement Amount, or the Default Amount or the Bankruptcy Amount, whichever shall first occur, as set forth below:

a.
Except in the event of a material breach of this Agreement by Capital Center, Coon, Maxco or L/M (“Material Breach”), if paid on or before September 1, 2006, the total amount to be paid to American by or on behalf of Capital Center shall be Eight Million Five Hundred Thousand Dollars ($8,500,000) in immediately available funds (the “Settlement Amount”).

b.
In the event of a Material Breach that is not cured by the date after the right to cure ends, or if the Settlement Amount is not paid on or before September 1, 2006, except as provided in Section 1(c) below, the total amount to be paid to American by the other Parties shall be the sum of the “Real Property Proceeds,” (as defined below) plus an amount equal to sixty percent (60%) of the amount obtained by subtracting the Real Property Proceeds from the amount then due and owing under the Loan Documents, including but not limited to unpaid principal, accrued interest, costs, attorneys fees incurred in the Litigation, and amounts advanced for payment of delinquent taxes, and/or for payment of the liens of T.H. Eifert and Morgan Creek Builders, LLC, such liens identified in the Estoppel Affidavit attached to the Deed in Lieu of Foreclosure (defined below)) (the “Default Amount”). For purposes hereof, Real Property Proceeds shall mean an amount equal to the amount realized by American from the sale of the Property net of attorneys fees, closing costs, transfer tax, real estate taxes, title insurance premiums and any other customary seller’s expense.

c.
In the case of an Insolvency Event before payment on or before September 1, 2006 of the Settlement Amount, the total amount to be paid to American shall be $5,000,000.00 (“Insolvency Event Amount”), plus American shall receive the proceeds or such other benefits derived from the sale or other disposition of the Property in the insolvency proceeding (collectively, the "Bankruptcy Amount"). The parties agree not to contest American's claim in any insolvency proceeding occasioned by an Insolvency Event. The following event(s) are "Insolvency Event(s)":  If Capital Center shall be adjudicated bankrupt; or if Capital Center shall file a voluntary petition for relief or seek any other order in the bankruptcy of Capital Center; or if Capital Center shall file an answer to a creditor's claim, petition or other petition against it (admitting the material allegations thereof) for an adjudication or reorganization in bankruptcy of Capital Center; or if any order shall be entered by any court approving an involuntary petition seeking reorganization of Capital Center; or if liquidation or reorganization proceedings are instituted against Capital Center, in Bankruptcy or any other Court, and are not dismissed within thirty (30) days.  Provided however, notwithstanding anything to the contrary, an Insolvency Event shall not include any Insolvency Event which is initiated, or which is the result of participation in the initiation, directly or indirectly, by American, its shareholders, officers, directors, employees, agents, representatives, successors, assigns, or affiliates of any kind, but this exclusion does not mean an Insolvency Event initiated by others (other than American, its shareholders, officers, directors, employees, agents, representatives, successors, assigns, or affiliates of any kind) solely due to the existence of indebtedness owing to American. Further, an Insolvency Event shall not be deemed to be a Material Breach for purposes of Section 1 of this Agreement.

2.
Deed-in-Lieu of Foreclosure. Concurrent with the execution of this Agreement, Capital Center shall execute a deed-in-lieu of foreclosure of the Mortgage in favor of American and shall expressly waive in writing any and all redemption rights, the form of which is attached as Exhibit 1 (collectively the “Deed-in-Lieu of Foreclosure”). Except as otherwise provided by this Agreement, the execution and subsequent recording, if any, of the Deed-in-Lieu of Foreclosure shall have no effect on American’s rights to collect any amounts owing under the Guaranty or under this Agreement. American may record the Deed-in-Lieu of Foreclosure, at its option and in its sole discretion, on or after the earliest of the following dates: (i) the date after the right to cure ends following a Material Breach; (ii) the date on which a voluntary Insolvency Event occurs; (iii) the 31st day following an involuntary Insolvency Event if the involuntary Insolvency Event has not then been dismissed; or (iv) September 2, 2006. However, if American is paid the Settlement Amount by or on behalf of Capital, L/M, Maxco or Coon on or before September 1, 2006, American shall not record the Deed-in-Lieu of Foreclosure, but shall instead return it to Capital Center with the Loan Documents, and all amounts owing under the Loan Documents and under this Agreement shall be deemed fully satisfied.

3.
Consent Judgment. Coon and Capital Center shall each, concurrent with the execution of this Agreement, execute a Consent Judgment, the forms of which are attached to the Settlement Order in the Guaranty Litigation (referenced in Section 11 and which Order is attached as Exhibit 2) (“Coon Consent Judgment”) and attached to the Settlement Order in the Foreclosure Litigation (referenced in Section 11 and which Order is as Exhibit 3) (“Capital Center Consent Judgment”). The Coon Consent Judgment and the Capital Center Consent Judgment shall collectively be referred to in this Agreement as “Consent Judgments”. If the Settlement Amount is paid in full to American on or before September 1, 2006, then Coon and Capital Center shall have no further liability. However, if the Settlement Amount is not paid in full to American on or before September 1, 2006, as stated in the Consent Judgments, Coon and Capital Center shall owe the Default Amount, except in the event of an Insolvency Event, in which case Coon and Capital Center shall owe the Insolvency Event Amount made part of the Bankruptcy Amount. American will not file or record the Consent Judgments until on or after September 2, 2006, or until the date after the right to cure ends following a Material Breach, whichever occurs first, at which time American may file the Consent Judgments by ex parte application to the Ingham County Circuit Court. Said Consent Judgments shall be final and nonappealable. Upon entry of the Consent Judgment(s), American may record and enforce the Consent Judgment(s) in the manner and to the extent allowed by law. Notwithstanding the foregoing to the contrary, in the event the parties are diligently and in good faith performing their obligations under this Agreement, American may, in its sole discretion, forbear from filing the Consent Judgment(s), which forbearance may be suspended, with or without notice by American in its sole discretion.

4.
Guaranty of Payment.L/M and Maxco, having already admitted and acknowledged their responsibility for Coon’s personal debts to American under the Guaranty, the Litigation and this Agreement, hereby unconditionally guaranty payment of, assume and agree to pay and perform as and when due, all obligations of Coon to American under this Agreement, including under Coon’s Consent Judgment. L/M and Maxco further consent to being joined as parties to the Guaranty Litigation and consent to the entry of a judgment against them, jointly and severally, in the Guaranty Litigation providing relief to American consistent with L/M and Maxco’s guaranty of payment under this paragraph 4 and in all the instances under this Agreement in which American is permitted to seek to enforce Coon’s obligations to American under this Agreement, whether or not American has first sought to enforce Coon’s obligations to American under this Agreement and/or Coon Consent Judgment.

5.	Sale of the Property.

a.
Prior to September 1, 2006, Capital Center, L/M, Maxco and Coon will use their best efforts to sell the Property to a third party on or before September 1, 2006 in order to pay all or a part of the Settlement Amount. Capital Center, L/M, Maxco, and Coon hereby agree that any cash offer sufficient to pay the Settlement Amount to American shall be acceptable. Offers to purchase the Property which are less than the Settlement Amount but which are equal to or in excess of $6,500,000.00 shall require the sole approval of Maxco, which approval shall not be unreasonably withheld. Capital Center, L/M and Coon hereby irrevocably vest Maxco with authority to approve all offers to purchase the Property in any amount on their behalf. American shall not be required to discharge the Mortgage upon the consummation of any sale of the Property which results in less than a $6,500,000.00 cash payment to American. If the closing of sale of the Property is before September 1, 2006, and American is not paid the full amount of the Settlement Amount by September 1, 2006, the proceeds received by American from such sale shall be credited as of the date of such closing against the amount then owing under the Loan Documents and used in calculating the Default Amount.

b.
Commencing July 1, 2006, (concurrently with Capital Center, L/M, Maxco and Coon’s obligations to market the Property) American may begin marketing the Property for sale by any commercially reasonable means it selects in its sole discretion, including, but not limited to, a commercially reasonable auction sale. The consummation of any such sale shall not take place until on or after on September 2, 2006 except as otherwise provided by this Agreement. Provided however, before beginning any such independent marketing of the Property, American shall: (i) consult with Capital Center about its desire to so market the Property and (ii) use its best efforts to join Capital Center, Maxco, L/M and Coon in any existing or planned marketing of the Property. Further, notwithstanding anything to the contrary in this Agreement, American, its shareholders, officers, directors, employees, agents, representatives, successors, assigns or affiliates of any kind, shall not, directly or indirectly, compete with Capital Center, Maxco, L/M or Coon in the sale of the Property before September 1, 2006. Making arrangements for a sale, including for a commercially reasonable auction sale, and marketing after July 1, 2006 for such auction, to be held after September 1, 2006, is not in and of itself, to be considered a violation of the previous sentence.

c.
If the Property has not been sold to a third party and American has not been paid the Settlement Amount by September 1, 2006: (i) American may, without notice or consent of any of the Parties or of any court: (a) record the Deed-in-Lieu of Foreclosure, if it has not already done so as allowed under this Agreement; (b) sell the Property to any party in a commercially reasonable manner; and (c) file the Consent Judgment(s) and commence all post-judgment collection procedures; and (ii) American may seek an Order or other relief from the Ingham County Circuit Court enforcing the terms of this Agreement, joining L/M and Maxco to the Litigation, and entering judgment against L/M, Maxco, and Coon, jointly and severally, for the Default Amount, or in the case of an Insolvency Event, for the Insolvency Amount made part of the Bankruptcy Amount.

6.
Best Efforts. Capital Center, L/M, Maxco and Coon shall use their best efforts to pay the Settlement Amount to American on or before September 1, 2006 and shall not act inconsistently with this covenant.

7.	Operation of the Property.

a.
American shall consult Capital Center and L/M on all its leasing decisions regarding the Property, including the execution of new leases, lease renewals and lease terminations prior to September 1, 2006, however, American shall retain the exclusive authority over such matters except as limited by the Rent Assignment Agreement between Capital Center, L/M and American dated February 1, 2005 (“Rent Assignment Agreement”).

b.
Maxco, L/M, Capital Center, and Coon release and waive any and all claims arising out of or relating to American’s or its agent’s management actions on any matter relating to the question of whether to lease any part of the Property, and the terms thereof, to any other party. This includes but is not limited to claims relating to or arising out of American’s or its agent’s lease related marketing activities, and lease negotiations; provided, however, that claims for breach of this Agreement are expressly reserved.

c.
Notwithstanding this Agreement, or any provisions of the Rent Assignment Agreement to the contrary, the Rent Assignment Agreement shall continue in effect until the earlier to occur of (collectively, “Rent Assignment Expiration Event”): (i) September 2, 2006; (ii) the date upon which American reassigns the leases and rents at Capital Center’s direction as provided under Sections 8.a and 8.b of the Rent Assignment Agreement after American is paid the Settlement Amount; or (iii) the date upon which American records the Deed-in-Lieu of Foreclosure. Provided however, notwithstanding a Rent Assignment Agreement Expiration Event, the Parties’ obligations as to their liabilities and indemnifications as to the Property as provided under Section 8.c of the Rent Assignment Agreement shall continue. Provided further, in the event of reassignment of the leases and rents by American to or as directed by Capital Center, Capital Center and American shall prorate between them the then outstanding liabilities for any expenses for tenant improvements permitted by the Rent Assignment Agreement, by taking into account all reasonable allocations, including but not limited to, monies received and to be received by either of them, from the tenant for whom the improvements were made.

d.
Notwithstanding this Agreement, or the provisions of the Rent Assignment Agreement, to the contrary, all Parties acknowledge and agree that any and all payments received by American pursuant to the Rent Assignment Agreement shall not be deemed a credit against any part of either the Settlement Amount, or the Bankruptcy Amount, provided however, such payments are to be applied as provided by the Rent Assignment Agreement and credited against the amount owing under the Loan Documents and used in calculating the Default Amount.

8.
Revival and Reinstatement of Obligations. If the payment of either the Settlement Amount, the Default Amount or the Bankruptcy Amount, or any other obligation of Capital Center to American under the Loan Documents or otherwise, or the transfer to American of any property, including the Property, should for any reason, after a written claim by a third party has been made, subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if American is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that American is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of American, such amounts and obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

9.
Property Tax Appeal. Capital Center hereby represents and warrants that it timely appealed the 2005 real property taxes assessed against the Property (the “Tax Appeal”), and agrees that it shall, upon execution of this Agreement or as soon thereafter as reasonably practical, provide to American copies of all documents and filings related to the Tax Appeal. Capital Center agrees to diligently pursue this appeal during the pendency of this Agreement, to pay all costs and fees, including professional fees incurred as a result of the Tax Appeal, and shall not agree to settle the Tax Appeal without American’s prior written consent. Capital Center hereby assigns to American any and all proceeds or monies refunded pursuant to the Tax Appeal to the extent that American has previously paid the proceeds or monies being refunded.

10.
Obligations Under Loan Documents. Except as otherwise specifically stated in this Agreement and in the Rent Assignment Agreement, the Parties’ obligations under the Loan Documents are not affected by this Agreement, and such obligations continue in full force and effect.

11.
Dismissal of Litigation. Upon execution of this Agreement, the Parties (i) consent to entry of an Order from the Court in the Guaranty Litigation, in the form attached as Exhibit 2, dismissing, with prejudice and without costs to any party, all claims against Coon except as provided by this Agreement and the Coon Consent Judgment, and dismissing without prejudice and without costs all claims against Robinson and Nilson (“Settlement Order in the Guaranty Litigation”); and (ii) consent to entry of an Order from the Court in the Foreclosure Litigation, in the form attached as Exhibit 3, dismissing without prejudice and without costs to any party, all claims against all parties to the Litigation, except as to Capital Center under this Agreement and the Capital Center Consent Judgment (“Settlement Order in the Foreclosure Litigation”). The Settlement Order in the Guaranty Litigation shall incorporate by reference the terms of this Agreement; and retain jurisdiction over all matters relating to the enforcement of this Agreement as to American, Coon, L/M, Maxco, Robinson and Nilson, including, but not limited to, for entry of the Coon Consent Judgment and any future judgment, consent or otherwise, and for the joinder of L/M and Maxco, and the Settlement Order in the Foreclosure Litigation shall incorporate by reference the terms of this Agreement, and retain jurisdiction over all matters relating to the enforcement of this Agreement as to American and Capital Center, and any other parties in the Foreclosure Litigation, including but not limited to, for entry of the Capital Center Consent Judgment.

12.
Mutual Release of Claims. Except as provided in this Agreement, and except for the required fulfillment of the obligations of each of the Parties under this Agreement: (i) each Party, and its respective successors, assigns, and affiliated or related entities, mutually release and discharge the other from any and all claims and causes of action existing now or in the future related to the Property, and (ii) such release includes, but is not limited to, all lender liability claims against American related to operation of the Property or any other matter related to the Property.

13.
Claims Reserved. The Parties acknowledge and agree that American reserves all claims against Robinson and Nilson, which shall be dismissed without prejudice upon execution of this Agreement as provided in paragraph 11.

14.	Representations and Warranties. The Parties represent as follows:

a.
The Parties have been represented by counsel of their choice throughout the negotiations that preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement. The Parties agree that they have executed this Agreement voluntarily, without coercion or duress of any kind, and on the advice of their independent counsel.

b.
Except as expressly set forth in this Agreement, no Party is relying upon any statement or representation of any other Party or their respective agents, whether made before, after or in the course of the Lawsuit or in the process of negotiating or finalizing this Agreement. Each Party agrees that the consideration recited in this Agreement is the sole and only consideration for this Agreement, and no representations, promises, or inducements have been made by any party or its officers, employees, agents or attorneys thereof other than those appearing in this Agreement. This Agreement contains the entire agreement and understanding concerning settlement of the Litigation and, except as otherwise provided by this Agreement, supersedes and replaces all prior negotiations of proposed agreements, written or oral, if any, and may be modified or amended only by a writing signed by all of the parties.

c.	The parties have read this Agreement and understand its contents.

d.
Each party has cooperated in the drafting and preparation of this Agreement. This Agreement is to be interpreted in accordance with the plain meaning of its terms and not strictly for or against any party. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan without regard to its conflict of laws provisions.

e.
Should any provision or part of a provision of this Agreement be held invalid, the invalidity does not affect other provisions of the Agreement which can be given effect without the invalid provision, and to this end the provisions of this Agreement are severable.

f.
The persons who have executed this Agreement on behalf of the parties are duly authorized and have the full power and authority of the parties to do so and represent that any and all actions necessary to obtain such authorization have been taken.

g.
This Agreement and all the documents delivered or to be delivered by the parties hereto (a) are duly authorized, executed, and delivered, (b) are the legal, valid, and binding obligations of the parties named herein, enforceable in accordance with their respective terms, and (c) do not violate any provision of any agreement to which the parties are a party or by which they are bound.

15.
Right to Notice and Cure. In the event that any party contends that any other party is in breach of the terms of this Agreement, that party shall provide the allegedly breaching party with written notification of the alleged breach. The allegedly breaching party shall then have fifteen calendar days to cure the alleged breach. Any notices hereunder shall be sent by fax and first class regular mail to the following, or at such other addresses and fax numbers as may from time to time be provided in writing:

If to American:	4000 Kruse Way Place Building 3, Suite 110 Lake Oswego, Oregon, 97034 Fax number: 503-697-3995
If to Capital Center, L/M,
Coon, and/or Maxco:	1118 Centennial Way Lansing, MI 48917 Fax number: 517-321-1022
With a copy to:	J. Michael Warren Warren Cameron Asciutto & Blackmer, P.C. P.O. Box 26067 Lansing, MI 48909 Fax number: 517-349-3311

16.
No Admission. The parties acknowledge and agree that this Agreement is entered into as part of a compromise and settlement of disputed claims. The parties further acknowledge and agree that the recitals to this Agreement are incorporated into and made a part of this Agreement, and are hereby acknowledged by each Party as true statements of fact. Except as to the agreements made in this Agreement, acceptance of the Agreement is not an admission of any fact, matter or thing. Neither this Agreement nor any of its terms shall be offered or received as evidence in any proceeding in any forum as an admission of any liability or wrongdoing on the part of any person released by this Agreement except a proceeding related to this Agreement.

17.
Attorney’s Fees and Costs. In the event that any action, suit, or other proceeding (including any and all appeals or petitions therefrom) is instituted to remedy, prevent, or obtain relief from a breach of this Agreement, or arising out of or related to this Agreement, the prevailing party shall recover all reasonable attorney’s and experts’ fees and costs, in addition to any other relief to which that party may be entitled.

18.
Effect of Headings. The subject headings of the paragraphs of this Agreement are included for the purposes of convenience only and shall not affect the construction of interpretation of any of its provisions.

19.
Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHERE the parties have signed this Agreement effective as of the date first written above.

Capital Center Associates, L.L.C.

By: L/M Associates, L.L.C., its Manager

By: Maxco, Inc., its Manager

By: _____________________________

Name: Vincent Shunsky

Title: Vice-President

Date: ____________________

STATE OF MICHIGAN )
) SS
COUNTY OF INGHAM  )

The foregoing was acknowledged before me this _____day of October, 2005, by Vincent Shunsky, in his capacity as Vice-President of Maxco, Inc., in its capacity as Manager of L/M Associates, L.L.C., in its capacity as Manager of Capital Center Associates, L.L.C., a Michigan limited liability company.

Linda Renee Asciutto, Notary Public, State of Michigan, County of Ingham My Commission Expires: 12/06/11 Acting in the County of Ingham, Michigan

Maxco, Inc.

By: _________________________

Name: ______________________

Title: ______________________

Date: ______________________

STATE OF MICHIGAN )
) SS
COUNTY OF INGHAM  )
The foregoing was acknowledged before me this __day of October, 2005, by Vincent Shunsky, in his capacity as Vice-President of Maxco, Inc., a Michigan Corporation.

Linda Renee Asciutto, Notary Public, State of Michigan, County of Ingham My Commission Expires: 12/06/11 Acting in the County of Ingham, Michigan

L/M Associates, L.L.C.

By: Maxco, Inc., Its Manager

By: ___________________________

Name: Vincent Shunsky

Title: Vice-President

Date: ____________________

STATE OF MICHIGAN )
) SS
COUNTY OF INGHAM  )
The foregoing was acknowledged before me this ____ day of October, 2005, by Vincent Shunsky, in his capacity as Vice-President of Maxco, Inc., in its capacity as Manager of L/M Associates, L.L.C., a Michigan limited liability company.

Linda Renee Asciutto, Notary Public, State of Michigan, County of Ingham My Commission Expires: 12/06/11 Acting in the County of Ingham, Michigan

Max A. Coon

_____________________________
Max A. Coon, an individual

STATE OF MICHIGAN )
) SS
COUNTY OF _______  )

The foregoing was acknowledged before me this _____ day of October, 2005, by Max A. Coon, an individual.

, Notary Public State of California, County of ____________ My Commission Expires: _______________

American Realty Equities, Inc.

By: _________________________

Name: ______________________

Title: ______________________

Date: ______________________

 STATE OF _________ )
) SS
COUNTY OF _______  )

The foregoing was acknowledged before me this _____day of October, 2005, by __________________, Officer of American Realty Equities, Inc., a Nevada Corporation, on behalf of the Corporation.

Notary Public, State of Michigan, County of _____________________________________
My Commission Expires: _____________________________________
Acting in the County of _____________________________________